Exhibit 99.1

News Release
Blackboard Inc. Reports Fourth Quarter and
Year End 2009 Results
- Fourth Quarter Revenue Increases 18 Percent to $100.0 Million -
- Full Year 2009 Revenue Increases 21 Percent to $377.0 Million -
- John Kinzer to Succeed Mike Beach as CFO -
Washington, DC — February 3, 2010 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the fourth quarter and year ended December 31, 2009 and guidance for the first quarter and full year 2010.
Blackboard’s fourth quarter revenue was $100.0 million, an increase of 18 percent over the same period in 2008. Product revenue in the fourth quarter was $90.8 million, an increase of 17 percent over the $77.4 million of product revenue in the fourth quarter of last year. Professional services revenue for the quarter was $9.3 million, which represents an increase of 22 percent over the same period in 2008.
GAAP net income was $7.7 million for the fourth quarter of 2009 compared to GAAP net income of $1.8 million in the same period last year. GAAP net income per diluted share was $0.23 compared to GAAP net income per diluted share of $0.06 in the same period last year. Non-GAAP adjusted net income for the fourth quarter of 2009, which excludes the amortization of acquisition-related intangible assets, stock-based compensation, non-cash interest expense, and non-cash patent related impairment expense, all net of taxes, was $16.7 million, resulting in non-GAAP adjusted net income per diluted share of $0.49 compared to non-GAAP adjusted net income of $11.3 million and non-GAAP adjusted net income per diluted share of $0.35 for the fourth quarter of 2008.
Total revenue for the year ended December 31, 2009 was $377.0 million, an increase of 21 percent over the prior year. GAAP net income was $7.9 million for the year ended December 31, 2009 compared to GAAP net loss of ($1.9) million in the same period last year. For the year ended December 31, 2009, GAAP net income per diluted share was $0.24 compared to GAAP net loss per diluted share of ($0.06) for 2008. Non-GAAP adjusted net income for the full year 2009 was $47.0 million, resulting in non-GAAP adjusted net income per diluted share of $1.42 compared to non-GAAP adjusted net income of $34.9 million and non-GAAP adjusted net income per diluted share of $1.10 for 2008.

Additional Financial Highlights from the Fourth Quarter and Full Year 2009
•	Total cash flow from operations was $20.0 million for the fourth quarter of 2009 and $109.9 million for the full year of 2009.

•	Cash and cash equivalents were $167.4 million as of December 31, 2009.

•	Current deferred revenues increased 12 percent year-over-year to $186.7 million as of December 31, 2009.
“This was a very good year for Blackboard resulting in strong revenue and earnings performance and nearly $110 million in operating cash flows,” said Michael Chasen, chief executive officer and president of Blackboard. “Our solid financial results were driven by the value our products and services provide to our global client base for the management of their most mission-critical technologies. In addition, throughout the year, the strategic investments we made in our business enabled us to expand our addressable market and meet the growing needs of our client base. We also continue to see strong traction and interest in mobile technologies as institutions are moving more of their technology focus to student handheld smart devices.”
Highlights from the Fourth Quarter of 2009
•	Blackboard’s new and expanding client relationships in the quarter included:
o	U.S. Higher Education: Bronx Community College, Central Michigan University, Central New Mexico Community College, City University of New York, Indiana University—Purdue University Indianapolis, Kutztown University, Liberty University, Midwestern University, North Dakota University System — University of North Dakota, Ryerson University, St. Augustine’s College, University of Oregon and others.

o	International: Chulalongkorn University, Fundacao Armando Alvares Penteado (FAAP), Hartlepool College, INADEH, Interamerican University of Puerto Rico, Liverpool John Moores, South Thames College, SURF, TIO University of Hospitality and Tourism, Vaxjo University and others.

o	K-12: Baltimore City Public Schools (MD), District of Columbia Public Schools (DC), Florida Virtual School (FL), KC Distance Learning (OR), Lexington County School District One (SC), Mississippi Department of Education (MS), Okaloosa County School District (FL), Saskatchewan Ministry of Education, Times Squared Academy (RI) and others.

o	Professional Education (ProEd): Accenture, American Academy of Professional Coders, Appraisal Institute, Comcast, General Dynamics — National Security Education Program, Hallmark College, Herzing College, ICDC College, International Union of Operating Engineers, Novartis, Westwood College and others.
•	Blackboard’s enterprise licenses (Blackboard Learn — Enterprise, Blackboard Community Module, Blackboard Content Module, Blackboard Outcomes Module, Blackboard Transact, Blackboard Connect and Blackboard Mobile), totaled 7,693.

•	Blackboard ended 2009 with 5,756 total clients.

•	Blackboard announced a partnership with NBC Learn, the educational arm of NBC News. The new partnership will allow educators and students using the Blackboard Learn platform to access NBC News Archives on demand.

•	Blackboard announced the launch of an application for BlackBerry® smartphones. The BlackBerry smartphone application enables many more users to enjoy an enhanced experience while navigating course catalogs and campus maps, e-mailing professors and classmates and receiving real time updates on course schedules, campus events, news and sports with Mobile Central, Blackboard Mobile’s flagship suite of applications.
Guidance for the First Quarter of 2010
•	Revenue of $98.6 to $102.6 million;

•	Amortization of acquired intangibles of approximately $8.9 million;

•	Stock-based compensation expense of approximately $5.1 million;

•	GAAP net income of $3.2 to $5.7 million, resulting in GAAP net income per diluted share of $0.09 to $0.16, which is based on an estimated 34.8 million diluted shares, and an estimated effective tax rate of approximately 36 percent;

•	Non-GAAP adjusted net income of $12.5 to $15.1 million, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and non-cash interest expense, all net of taxes; and

•	Non-GAAP adjusted net income per diluted share of $0.36 to $0.43 based on an estimated 34.8 million diluted shares and an estimated effective tax rate of approximately 38.5 percent.
Guidance for the Full Year 2010
•	Revenue of $424.0 to $440.0 million;

•	Amortization of acquired intangibles of approximately $32 million;

•	Stock-based compensation expense of approximately $20.2 million;

•	GAAP net income of $23.1 to $33.3 million, resulting in GAAP net income per diluted share of $0.65 to $0.94, which is based on an estimated 35.5 million diluted shares; and an estimated effective tax rate of approximately 36 percent;

•	Non-GAAP adjusted net income of $58.6 to $68.8 million, which excludes stock-based compensation expense, amortization of acquisition-related intangible assets, and non-cash interest expense, all net of taxes;

•	Non-GAAP adjusted net income per diluted share of $1.65 to $1.94 based on an estimated 35.5 million diluted shares and an estimated effective tax rate of approximately 38 percent;

•	Cash flow from operations of $100.0 to $110.0 million; and

•	Capital expenditures of approximately 4 to 5 percent of total revenue.
As of January 1, 2010, Blackboard early adopted Accounting Standards Update (ASU) 2009-13 and ASU 2009-14 and will apply them prospectively. Under the new accounting standards, the revenue and product cost for hardware and software sales in the Blackboard Transact product line will generally be recognized upfront following delivery to customers. Before adoption of the new accounting standards, the Company generally recognized revenues on such sales ratably over a period of time. The adoption of ASU 2009-13 and ASU 2009-14 did not impact the financial results for fiscal year 2009.
John Kinzer to Succeed Mike Beach as Chief Financial Officer Effective March 1, 2010
After more than 8 years at Blackboard, Mike Beach announced that he will retire from his CFO position. John Kinzer will succeed Mike Beach as the Company’s CFO effective March 1, 2010. As part of the planned transition process, Mr. Beach will serve in an advisory capacity through the end of the second quarter.
On Mr. Beach’s decision, Mr. Chasen stated, “Mike Beach is a personal friend, he has been critical in increasing value for our clients, our partners and our shareholders and I wish him the very best. Mike has built and maintained a stellar finance and accounting organization at all levels and we are fortunate to have John Kinzer as our new chief financial officer. John has worked closely with Mike and me over the years and has been instrumental in driving Blackboard’s financial discipline and overall success.”
Mr. Kinzer, currently Senior Vice President of Finance, has been with Blackboard since 2001. Mr. Kinzer has been an integral member of the Blackboard management team for more than eight years and played a significant role in all of Blackboard’s public financings and all mergers and acquisitions. Prior to joining Blackboard, Mr. Kinzer had increasing management roles for Arthur Andersen, MCI and a technology start-up.
Commenting on his retirement from Blackboard, Mr. Beach stated, “It has been a privilege to work and be associated with my friends and colleagues at Blackboard as well as our analysts and investors. My decision to leave Blackboard has been incredibly difficult for me but is the right decision, and I look forward to spending more time with my family. I am proud of all the things we have been able to accomplish over the years at Blackboard and am confident that John will do a tremendous job over the coming years.”
Michael J. Stanton Appointed Treasurer
In addition to Mr. Kinzer’s promotion, Michael J. Stanton has been appointed by Blackboard’s Board of Directors as Treasurer effective March 1, 2010. Mr. Stanton, currently Senior Vice President, has been with Blackboard since 2000 managing a range of responsibilities including the Company’s banking and investor relations as well as global treasury operations.
Blackboard Conference Call Information:

Domestic:	+1 (800) 901-5218
International:	+1 (617) 786-4511
Confirmation Code:	19394790
Blackboard will also broadcast its conference call live over the Internet beginning at 4:30 p.m. on February 3, 2010, and interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com.

A replay of the call will be available via telephone from approximately 7:00 p.m. Eastern (4:00 p.m. Pacific) on February 3, 2010 until 11:00 p.m. Eastern (8:00 p.m. Pacific) on February 10, 2010. To listen to the replay, participants in the U.S. and Canada should dial 888-286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 96236089.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2008	2009	2008	2009
Revenues:
Product	$77,441	$90,775	$283,258	$342,144
Professional services	7,581	9,259	28,876	34,856

Total revenues	85,022	100,034	312,134	377,000
Operating expenses:

Cost of product revenues, excludes $4,572 and $2,497 for the three months ended December 31, 2008 and 2009, respectively, and $17,803 and $10,649 for the year ended December 31, 2008 and 2009, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	21,642	23,913	75,237	90,968
Cost of professional services revenues (1)	4,478	5,005	19,555	20,024
Research and development (1)	10,389	12,119	40,580	45,967
Sales and marketing (1)	23,377	24,742	91,076	98,751
General and administrative (1)	12,825	13,911	50,757	56,387
Patent related (proceeds) impairment and other costs	—	—	(3,313)	10,984
Amortization of intangibles resulting from acquisitions	9,729	9,266	37,866	34,994

Total operating expenses	82,440	88,956	311,758	358,075

Income from operations	2,582	11,078	376	18,925
Other (expense) income:
Interest expense (2)	(2,987)	(3,122)	(12,061)	(11,999)
Interest income	406	28	1,893	230
Other income	268	350	4,124	1,453

Income (Loss) before benefit (provision) for income taxes (2)	269	8,334	(5,668)	8,609
Benefit (Provision) for income taxes	1,489	(620)	3,732	(697)

Net income (loss) (2)	$1,758	$7,714	$(1,936)	$7,912

Net income (loss) per common share: (2)
Basic	$0.06	$0.24	$(0.06)	$0.25

Diluted	$0.06	$0.23	$(0.06)	$0.24

Weighted average number of common shares:
Basic	31,352,994	32,707,631	30,885,908	32,065,700

Diluted	31,839,631	33,704,096	30,885,908	33,100,858

(1)	Includes the following amounts related to stock-based compensation:

Cost of product revenues	$270	$302	$949	$1,225
Cost of professional services revenues	81	127	321	524
Research and development	230	250	777	1,018
Sales and marketing	1,354	1,476	5,984	6,101
General and administrative	2,081	1,823	7,096	7,091

(2)	Blackboard adopted ASC 470-20 (Prior authoritative literature: FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion”) effective January 1, 2009, which required restatement of prior periods, as applicable. The three months and year ended December 31, 2008 have been adjusted to reflect additional amortization of debt discount of $1,227 and $4,756, respectively. Interest expense, Income (Loss) before benefit (provision) for income taxes, Net income (loss), and Net income (loss) per common share — Basic and Diluted have been adjusted accordingly and were previously reported as $(1,760), $1,496, $2,985, $0.10 and $0.09, respectively, for the three months ended December 31, 2008. Interest expense, Income (Loss) before benefit (provision) for income taxes, Net income (loss), and Net income (loss) per common share — Basic and Diluted have been adjusted accordingly and were previously reported as $(7,305), $(912), $2,820, $0.09 and $0.09, respectively, for the year ended December 31, 2008.
Reconciliation of GAAP Net income (loss) before benefit (provision) for income taxes to Non-GAAP adjusted net income (3):

GAAP Net income (loss) before benefit (provision) for income taxes	$269	$8,334	$(5,668)	$8,609
Add: Non-cash patent related impairment	—	—	—	7,447
Add: Amortization of intangibles resulting from acquisitions	9,729	9,266	37,866	34,994
Add: Stock-based compensation	4,016	3,978	15,127	15,959
Add: Non-cash interest expense	1,590	1,565	6,366	6,254
Adjusted provision for income taxes (4)	(4,303)	(6,470)	(18,810)	(26,235)

Non-GAAP adjusted net income (5)	$11,301	$16,673	$34,881	$47,028

Non-GAAP adjusted net income per common share — diluted (5)	$0.35	$0.49	$1.10	$1.42

Weighted average number of diluted common shares	31,839,631	33,704,096	31,809,544	33,100,858

(3)	Non-GAAP adjusted net income and non-GAAP adjusted net income per share are non-GAAP financial measures and have no standardized measurement prescribed by generally accepted accounting principles in the US (GAAP). Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(4)	Adjusted provision for income taxes is applied at an effective rate of approximately 27.6% and 28.0% for the three months ended December 31, 2008 and 2009, respectively, and approximately 35.0% and 35.8% for the year ended December 31, 2008 and 2009, respectively.

(5)	Beginning in fiscal 2009, the Company changed the definition it utilizes for non-GAAP adjusted net income. For the 2008 periods presented in the reconciliation of GAAP Net income (loss) before benefit (provision) for income taxes to non-GAAP adjusted net income, the new definition for non-GAAP adjusted net income is being used which excludes the amortization of intangibles resulting from acquisitions, stock-based compensation, patent related impairment charges, and non-cash interest expense, all net of taxes.

BLACKBOARD INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2009
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$141,746	$167,353
Accounts receivable, net (6)	80,018	69,098
Inventories	1,783	1,557
Prepaid expenses and other current assets (7)	8,361	14,803
Deferred tax asset, current portion	1,796	2,692
Deferred cost of revenues	7,126	7,664

Total current assets	240,830	263,167

Deferred tax asset, noncurrent portion (7)	18,897	18,188
Investment in common stock warrant	1,990	3,124
Restricted cash	4,249	3,923
Property and equipment, net	31,950	34,483
Other assets	549	1,453
Goodwill and intangible assets, net	338,976	400,596

Total assets	$637,441	$724,934

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,579	$2,360
Accrued expenses	27,879	28,264
Deferred rent, current portion	345	1,021
Deferred revenues, current portion (6)	166,727	186,702

Total current liabilities	197,530	218,347

Notes payable, net of debt discount (7)	149,923	156,177
Deferred rent, noncurrent portion	10,959	11,507
Deferred tax liability, noncurrent portion	—	1,474
Deferred revenues, noncurrent portion	5,554	5,957
Stockholders’ equity:
Common stock, $0.01 par value	314	332
Additional paid-in capital (7)	356,683	406,750
Accumulated deficit (7)	(83,522)	(75,610)

Total stockholders’ equity	273,475	331,472

Total liabilities and stockholders’ equity	$637,441	$724,934

(6)	Certain amounts in the 2008 balance have been reclassified to conform to the 2009 presentation.

(7)	As noted in footnote (2) above, ASC 470-20 required restatement of prior periods. Prepaid expenses and other current assets, Deferred tax assets — noncurrent portion, Notes payable, Additional paid-in capital, and Accumulated deficit have been adjusted accordingly and were previously reported as $8,518, $27,146, $163,172, $344,698, and $(76,380), respectively, as of December 31, 2008.

BLACKBOARD INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2008	2009
	(in thousands)
Cash flows from operating activities
Net (loss) income (8)	$(1,936)	$7,912
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax benefit	(8,113)	(5,889)
Excess tax benefits from stock-based compensation	(2,107)	(3,729)
Amortization of debt discount (8)	6,366	6,254
Depreciation and amortization	15,703	18,887
Amortization of intangibles resulting from acquisitions	37,866	34,994
Patent related impairment charge	—	7,447
Change in allowance for doubtful accounts	161	258
Stock-based compensation	15,127	15,959
Gain on investment in common stock warrant	(3,980)	(1,136)
Changes in operating assets and liabilities:
Accounts receivable	(19,210)	13,371
Inventories	306	226
Prepaid expenses and other current assets (8)	(2,696)	(6,404)
Deferred cost of revenues	(249)	(538)
Accounts payable	(4,018)	(277)
Accrued expenses	4,227	4,129
Deferred rent	9,675	1,224
Deferred revenues	32,713	17,163

Net cash provided by operating activities	79,835	109,851

Cash flows from investing activities
Purchases of property and equipment	(24,007)	(18,946)
Payments for patent enforcement costs	(3,552)	(414)
Purchase of available-for-sale investments	—	(6,586)
Redemptions of available-for-sale investments	—	6,586
Proceeds from common stock warrant	1,990	—
Acquisitions, net of cash acquired	(132,992)	(93,434)

Net cash used in investing activities	(158,561)	(112,794)

Cash flows from financing activities
Payments on letters of credit	(530)	(3,474)
Release of letters of credit	1,184	3,800
Excess tax benefits from stock-based compensation	2,107	3,729
Proceeds from exercise of stock options	11,153	24,495

Net cash provided by financing activities	13,914	28,550

Net (decrease) increase in cash and cash equivalents	(64,812)	25,607
Cash and cash equivalents at beginning of period	206,558	141,746

Cash and cash equivalents at end of period	$141,746	$167,353

(8)	As noted in footnote (2) above, ASC 470-20 required restatement of prior periods. Net loss, Amortization of debt discount, and Prepaid expenses and other current assets have been adjusted accordingly and were previously reported as $2,820, $1,653, and $(2,594), respectively, for the year ended December 31, 2008.

About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a global leader in enterprise technology and innovative solutions that improve the experience of millions of students and learners around the world every day. Blackboard’s solutions allow thousands of higher education, K-12, professional, corporate, and government organizations to extend teaching and learning online, facilitate campus commerce and security, and communicate more effectively with their communities. Founded in 1997, Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Asia and Australia.
Blackboard
Educate. Innovate. Everywhere.
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about our expected financial results for the first quarter of 2010 and the full year 2010 and other statements about our future financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on November 6, 2009 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of February 3, 2010. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to February 3, 2010.
Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net income and non-GAAP adjusted net income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles, stock-based compensation expense, non-cash interest expense, and non-cash patent related impairment expense, all net of taxes, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles, stock-based compensation expense, non-cash interest expense, and non-cash patent related impairment expense, all net of taxes.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated November 6, 2009, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
Contacts:
For Financial Media and Investors:
Michael J. Stanton
Senior Vice President, Investor Relations
Blackboard Inc.
+1 (202) 463-4860 ext. 2305
Staci Strauss Mortenson
Senior Vice President
ICR
+1 (203) 682-8273
For Education & General Media:
Matthew Maurer
Director, Public Relations
+1 (202) 463-4860 ext. 2637
matthew.maurer@blackboard.com
# # #